UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in Riverview Bancorp, Inc.’s (the “Company”) definitive proxy statement for its Annual Meeting of Stockholders, effective July 21, 2010, Paul L. Runyan, a Director of the Company, and its financial institution subsidiary, Riverview Community Bank, retired from the Board of Directors.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of the Company was held on July 21, 2010.

(b)
There were a total of 10,923,773 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 5,930,586 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposal was submitted by the Board of Directors to a vote of stockholders:

Proposal 1.  Election of Directors.  The following individuals were elected as directors for three year terms:

	FOR		WITHHELD		BROKER NON-VOTES
	No. of votes	Percentage of shares present	No. of Votes	Percentage of shares present	No. of votes
Ronald A. Wysaske	5,811,370	98.0%	119,216	2.0%	--
Michael D. Allen	5,806,514	97.9%	124,072	2.1%	--
Gerald L. Nies	5,804,902	97.9%	125,684	2.1%	--

Based on the votes set forth above, Messrs. Wysaske, Allen and Nies were duly elected to serve as directors of the Company for a three year term expiring at the annual meeting of stockholders in 2013 and until their respective successors have been duly elected and qualified.

The terms of Directors Patrick Sheaffer, Edward R. Geiger, Jerry C. Olson and Gary R. Douglass continued.

(c)             None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: July 26, 2010	/s/ Kevin J. Lycklama
Chief Financial Officer
(Principal Financial Officer)

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